UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2007

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Campus Drive, 3rd Floor San Mateo, California	94403-2538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 522-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2007, the board of directors (“Board”) of Serena Software, Inc. (“Serena”) amended Serena’s compensation program for independent directors of the Board. The cash compensation component of the amended program consists of (i) an annual retainer of $35,000, (ii) an additional annual retainer of $10,000 for the chairperson of the audit committee of the Board, and (iii) an additional annual retainer of $5,000 for each chairperson of other committees of the Board. These retainers are payable, in arrears, in equal installments on a quarterly basis. The equity compensation component of the amended program consists of (y) an initial stock option grant to acquire 40,000 shares of Serena’s common stock under Serena’s 2006 Stock Incentive Plan (“Plan”), to be granted as of the date of election to the Board, with an exercise price equal to the fair market value of Serena’s common stock on the date of grant and vesting over a four year period, and (z) an annual stock option grant to acquire 15,000 shares of common stock under the Plan, granted on or about each anniversary of the date of election to the Board, with an exercise price equal to the fair market value of Serena’s common stock on the date of grant, vesting on the first anniversary of the date of grant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2007, Serena’s stockholders elected L. Dale Crandall as a director of the Board. Mr. Crandall was designated as a director by Silver Lake Partners II, L.P. pursuant to the terms of the Stockholders Agreement dated March 10, 2006, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. Mr. Crandall has also been named as a member of the audit committee of the Board. Mr. Crandall will be eligible to participate in Serena’s compensation program for independent directors of the Board, as described in Item 1.01 of this Current Report.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
	Name:	Edward F. Malysz
	Title:	Senior Vice President,
General Counsel

Date: November 20, 2007

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)